Exhibit 8
                    [Letterhead of Greenberg Traurig, LLP]



Anthony J. Marsico
212-801-9362
marsicoa@gtlaw.com                        April 22, 2002

VIA FACSIMILE (602) 852-5570

Robert K. Rogers, Esq.
Rogers & Theobald, P.A.
The Camelback Esplanade
2425 East Camelback Road
Suite 850
Phoenix, Arizona 85016

      Re:   Syntellect Inc./Notification and Request Pursuant to Rule 14a-7
            ---------------------------------------------------------------

Dear  Mr. Rogers:

      We refer to your letter dated April 11, 2002 (the "Response Letter") in response to the request of our client, Mission Partners, L.P. ("Mission"), under Rule 14a-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      By signing  below and returning a copy of this letter to us by facsimile
(212) 805-9362, you hereby confirm that by furnishing the information set forth in your Response Letter, Syntellect has not elected to mail Mission's definitive proxy materials under Rule 14a-7(a)(2)(i) under the Exchange Act.

                                          Very truly yours,


                                          /s/ Anthony J. Marsico
                                          Anthony J. Marsico




Encl.